Exhibit 99(c)

Statement Under Oath of Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Thomas A. Nardi, Senior Vice President, Chief Financial Officer and Treasurer of Peoples Energy Corporation (the "Company"), state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of the Company, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Audit Committee of the Company's Board of Directors.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
  Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2001 as filed with the U.S. Securities and Exchange Commission on December 14, 2001;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ THOMAS A. NARDI Thomas A. Nardi August 8, 2002	Subscribed and sworn to before me this 8th day of August 2002. /s/ ANN T. BROWNE Notary Public in and for the State of Illinois My Commission Expires: 09/06/03